Exhibit 99.1

ANCESTRY.COM ANNOUNCES STOCKHOLDER APPROVAL OF ACQUISITION BY PERMIRA

PROVO, Utah, December 27, 2012 –Ancestry.com (Nasdaq: ACOM), the world’s largest online family history resource, today announced that the Ancestry.com stockholders have approved the previously announced merger agreement pursuant to which a company owned by Permira funds and co-investors, will acquire the Company.

Based on the preliminary tabulation of the stockholder vote, approximately 99% of the total votes cast, which represents approximately 75% of the total shares outstanding of Ancestry.com as of the November 30, 2012 record date, were voted in favor of adopting the merger agreement.

“We are very pleased with the outcome of today’s vote,” said Tim Sullivan, President and Chief Executive Officer of Ancestry.com and a member of the Company’s Board of Directors. “On behalf of Ancestry.com, I want to thank our stockholders for their support throughout this process. We look forward to closing the merger by year-end.”

Qatalyst Partners LP is acting as financial advisor and Wachtell, Lipton, Rosen & Katz is acting as legal counsel to Ancestry.com.

About Ancestry.com

Ancestry.com Inc. is the world’s largest online family history resource, with approximately 2 million paying subscribers. More than 11 billion records have been added to the site in the past 16 years. Ancestry users have created more than 41 million family trees containing approximately 4 billion profiles. In addition to its flagship site, Ancestry.com offers several localized Web sites designed to empower people to discover, preserve and share their family history.

About Permira

Permira is a European private equity firm with global reach. The Permira funds, raised from pension funds and other institutions, make long-term investments in companies with the ambition of transforming their performance and driving sustainable growth.

Founded in 1985, the firm advises funds with a total committed capital of approximately $30 billion. Over the past 26 years the Permira funds have made nearly 200 private equity investments, over 30% of which have been in the core sector of Technology, Media & Telecom (“TMT”).

For more information visit: www.permira.com

Forward-looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this document, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to satisfy the proposed merger’s closing conditions. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2011 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company has filed with the SEC and furnished to the Company’s stockholders a definitive proxy statement dated November 30, 2012. Stockholders are urged to read the proxy statement because it contains important information about the proposed transaction. Investors and security holders may obtain a free copy of documents filed by Ancestry.com with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of Ancestry.com’s filings with the SEC from Ancestry.com’s website at ir.ancestry.com.com/sec.cfm or by directing a request to: Ancestry.com 360 West 4800 North, Provo, Utah 84604, Attn: Investor Relations, (801) 705-7942.

Ancestry.com Contact Information

Investors:	Media:
Aaron Felix	Heather Erickson
(801) 705-7942	(801) 705-7104
afelix@ancestry.com	herickson@ancestry.com

Permira

Noémie de Andia

+44 20 7632 1159

noemie.deandia@permira.com

Brooke Gordon / Nathaniel Garnick

Sard Verbinnen & Co

(212) 687 8080